SUB-ITEM 77Q3

AIM Basic Value Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number:  811-2699
Series No.:   8

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                       52,557
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                       17,862
       Class C                        8,646
       Class R                        1,340
       Class Y                          878
       Institutional Class            3,037


74V. 1 Net asset value per share (to nearest cent)
       Class A                        15.60
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                        13.83
       Class C                        13.83
       Class R                        15.39
       Class Y                        15.63
       Institutional Class            16.06